Exhibit 4.5
EXECUTION VERSION
SUPPLEMENTAL INDENTURE NO. 2
SUPPLEMENTAL INDENTURE NO. 2 (this “Supplemental Indenture”) dated as of November 29, 2024, among each THERAKOS LLC, a Florida limited liability company (the “Released Guarantor”), MALLINCKRODT INTERNATIONAL FINANCE S.A., a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 172 865 (together with any successor thereto, the “Issuer”), MALLINCKRODT CB LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Issuer (together with any successor thereto, the “US Co-Issuer”, and together with the Issuer, the “Issuers”), Wilmington Savings Fund Society FSB, as first lien trustee (the “Trustee”) and Acquiom Agency Services LLC, as collateral agent (the “Collateral Agent”) under the Indenture referred to below.
W I T N E S S E T H :
WHEREAS the Issuers, certain Guarantors, the Trustee and the Collateral Agent have heretofore executed an indenture, dated as of November 14, 2023 (as amended, supplemented or otherwise modified prior to the date hereof, the “Indenture”), providing for the issuance of the Issuers’ 14.750% First Lien Senior Secured Notes due 2028 (the “Notes”), initially in the aggregate principal amount of $778,620,219;
WHEREAS on August 3, 2024, Parent entered into a Purchase and Sale Agreement (the “PSA”) with Solaris Bidco Limited, Solaris IPCo Limited and Solaris US BidCo, LLC, as amended by Amendment No. 1 to the Purchase and Sale Agreement, dated as of November 29, 2024, pursuant to which Parent and certain of its subsidiaries have agreed to sell to the Purchasers (as defined in the PSA) the Purchased Assets (as defined in PSA) (including the equity interests of each Purchased Entity (as defined in the PSA) (including the Released Guarantor)) on the terms set forth in the PSA (the “Asset Sale”), to be consummated upon the occurrence of the Closing (as defined in the PSA);
WHEREAS Section 12.02(b) of the Indenture provides that the Guarantee of any Guarantor shall automatically terminate and be of no further force or effect and such Guarantor shall be automatically released from all obligations under Article XII of the Indenture upon, inter alia, the consummation of any transaction permitted under the Indenture resulting in such Restricted Subsidiary ceasing to constitute a Restricted Subsidiary;
WHEREAS Section 13.02(a) of the Indenture provides that the Liens securing the Notes will automatically be released as to any property that (i) is sold, transferred or otherwise disposed of (subject to certain exceptions) by a Guarantor in a transaction permitted by the Indenture or (ii) is owned or at any time acquired by a Guarantor that has been released from its Guarantee, concurrently with the release of such Guarantee;
WHEREAS, upon consummation of the Asset Sale, the Released Guarantor shall cease to constitute a Restricted Subsidiary;
WHEREAS the Asset Sale is not in violation of, and is permitted by, the Indenture;
WHEREAS, in connection with the Asset Sale, the Collateral Agent and the Trustee shall substantially concurrently herewith enter into and acknowledge, as applicable, that certain Partial Release of Collateral and Guarantor Release, dated as of the date hereof (the “Partial Release”) and certain related release documents described therein (together with the Partial Release, the “Collateral Release Documents”);
WHEREAS the Issuer desires and has requested the Trustee and the Collateral Agent to join in entering into this Supplemental Indenture for the purpose of evidencing (i) the termination of the Released Guarantor’s Guarantee and the release of the Released Guarantor from all obligations under Article XII of the Indenture and the other Note Documents, (ii) the discharge, termination and release of all security interests, pledges, mortgages, encumbrances and other Liens, of any kind, nature or description in, on or otherwise relating to any First Lien Collateral granted by the Released Guarantor under the Note Documents and (iii) the discharge, termination and release of all security interests, pledges, mortgages, encumbrances and other Liens, of any kind, nature or description in, on or otherwise relating to any First Lien Collateral which is Purchased Assets (as defined in the PSA), including without limitation, the release of any pledge of the Equity Interests of any Purchased Entity (as defined in the PSA), including the Released Guarantor, granted by the Guarantors under the Note Documents.
WHEREAS, Section 9.01 of the Indenture provides that the Issuer may direct the Trustee and the Collateral Agent to, and at such direction, the Trustee and the Collateral Agent shall, enter into an amendment to any of the Note Documents, to (i) provide for the release of First Lien Collateral from the Lien pursuant to the Indenture, the First Lien Collateral Documents and the Intercreditor Agreements when permitted or required by the First Lien Collateral Documents, the Indenture or the Intercreditor Agreements and to (ii) confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under the Indenture, the First Lien Collateral Documents or the Intercreditor Agreements, as applicable;
WHEREAS, Section 9.05 of the Indenture provides that the Trustee and Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to Article IX of the Indenture if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, as applicable;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Released Guarantor, the Issuers, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1.    Defined Terms. Terms defined in the Indenture and not otherwise defined in this Supplemental Indenture shall have the meanings assigned thereto in the Indenture, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
2.    Release of Guarantors and Collateral. The parties hereto agree that immediately and automatically upon the Closing Date (as defined in the PSA), without any further action by any party, (1) the Guarantee of the Released Guarantor is hereby terminated and of no further force or effect and the Released Guarantor is hereby released from all obligations under the Note Documents (including, without limitation, Article XII of the Indenture) and (2) all security interests, pledges, mortgages, encumbrances and other Liens, of any kind, nature or description in, on or otherwise relating to (i) any First Lien Collateral granted by the Released Guarantor or (ii) the other Purchased Assets (as defined in the PSA), including without limitation, the release of any pledge of the Equity Interests of any Purchased Entity (as defined in the PSA), including the Released Guarantor, in each case under the Note Documents (including, without limitation, Article XIII of the Indenture) shall be irrevocably discharged, terminated and irrevocably released, and the Collateral Agent agrees to take all actions specified in the Collateral Release Documents to effectuate the foregoing; provided that, to the extent any Purchased Assets described in clause (ii) are, pursuant to the terms of the PSA, transferred by Parent or any of its Subsidiaries to the Purchasers (as defined in the PSA) and their Affiliates (as defined in the PSA) after the Closing Date, the release described herein shall occur with respect to such Purchased Assets as of such later date.
3.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
4.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE APPLICATION TO THE NOTES OF THE PROVISIONS SET OUT IN ARTICLES 86 TO 94-8 OF THE LUXEMBOURG LAW ON COMMERCIAL COMPANIES DATED AUGUST 10, 1915, AS AMENDED, IS EXCLUDED.
5.    Trustee Makes No Representation. The Trustee, at the direction of the Issuer, accepts the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuers and the Released Guarantor, in each case, by action or otherwise, (iii) the due execution hereof by the Issuers and the Released Guarantor or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.
6.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. Notwithstanding the foregoing, the exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. The words “execution,” “signed,” “signature,” and words of like import in or related to this Supplemental Indenture shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
7.    Effect of Headings. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

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2

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

MALLINCKRODT INTERNATIONAL FINANCE S.A.

By:	/s/ Adrian O’Sullivan

Name:	Adrian O’Sullivan

Title:	Director

MALLINCKRODT CB LLC

By:	/s/ Bryan M. Reasons

Name:	Bryan M. Reasons

Title:	President

THERAKOS LLC

By:	/s/ Matthew T. Peters

Name:	Matthew T. Peters

Title:	Vice President of Tax and Treasurer

[Signature Page to Supplemental Indenture No. 2]

MALLINCKRODT HOSPITAL PRODUCTS INC.

By:	/s/ Matthew T. Peters

Name:	Matthew T. Peters

Title:	Vice President of Tax and Treasurer

ST SHARED SERVICES LLC

By:	/s/ Matthew T. Peters

Name:	Matthew T. Peters

Title:	Vice President of Tax and Treasurer

MALLINCKRODT LLC

By:	/s/ Stephen A. Welch

Name:	Stephen A. Welch

Title:	President

MALLINCKRODT ARD LLC

By:	/s/ Matthew T. Peters

Name:	Matthew T. Peters

Title:	Vice President of Tax and Treasurer

INO THERAPEUTICS LLC

By:	/s/ Matthew T. Peters

Name:	Matthew T. Peters

Title:	Vice President of Tax and Treasurer

[Signature Page to Supplemental Indenture No. 2]

MALLINCKRODT INTERNATIONAL HOLDINGS S.À R.L.

By:	/s/ Adrian O’Sullivan

Name:	Adrian O’Sullivan

Title:	Manager

MALLINCKRODT PHARMACEUTICALS IRELAND LIMITED

By:	/s/ Bryan M. Reasons

Name:	Bryan M. Reasons

Title:	Director

MALLINCKRODT UK LTD

By:	/s/ Alasdair John Fenlon

Name:	Alasdair John Fenlon

Title:	Director

MALLINCKRODT PHARMACEUTICALS LIMITED

By:	/s/ Alasdair John Fenlon

Name:	Alasdair John Fenlon

Title:	Director

[Signature Page to Supplemental Indenture No. 2]

MALLINCKRODT PLC

By:	/s/ Matthew T. Peters

Name:	Matthew T. Peters

Title:	Vice President of Tax

IMC EXPLORATION COMPANY
INFACARE PHARMACEUTICAL CORPORATION
LUDLOW LLC
MAK LLC
MALLINCKRODT ARD HOLDINGS INC.
MALLINCKRODT BRAND PHARMACEUTICALS LLC
MALLINCKRODT CRITICAL CARE FINANCE LLC
MALLINCKRODT MANUFACTURING LLC

By:	/s/ Matthew T. Peters

Name:	Matthew T. Peters

Title:	Vice President of Tax and Treasurer

MALLINCKRODT US HOLDINGS LLC
MALLINCKRODT US POOL LLC
MALLINCKRODT VETERINARY, INC.
MCCH LLC
MEH, INC.
MHP FINANCE LLC
MNK 2011 LLC
OCERA THERAPEUTICS LLC
PETTEN HOLDINGS INC.
ST OPERATIONS LLC
ST US HOLDINGS LLC
ST US POOL LLC
STRATATECH CORPORATION
SUCAMPO HOLDINGS INC.
SUCAMPO PHARMA AMERICAS LLC
SUCAMPO PHARMACEUTICALS LLC
VTESSE LLC

By:	/s/ Matthew T. Peters

Name:	Matthew T. Peters

Title:	Vice President of Tax

[Signature Page to Supplemental Indenture No. 2]

MALLINCKRODT APAP LLC
MALLINCKRODT ARD FINANCE LLC
MALLINCKRODT ENTERPRISES HOLDINGS LLC
MALLINCKRODT ENTERPRISES LLC
MALLINCKRODT EQUINOX FINANCE LLC
SPECGX HOLDINGS LLC
SPECGX LLC
WEBSTERGX HOLDCO LLC

By:	/s/ Stephen A. Welch

Name:	Stephen A. Welch

Title:	President

MALLINCKRODT LUX IP S.À R.L.
MALLINCKRODT QUINCY S.À R.L.
MALLINCKRODT WINDSOR S.À R.L.

By:	/s/ Adrian O’Sullivan

Name:	Adrian O’Sullivan

Title:	Director

[Signature Page to Supplemental Indenture No. 2]

MALLINCKRODT APAP LLC
MALLINCKRODT ARD FINANCE LLC
MALLINCKRODT ENTERPRISES HOLDINGS LLC
MALLINCKRODT ENTERPRISES LLC
MALLINCKRODT EQUINOX FINANCE LLC
SPECGX HOLDINGS LLC
SPECGX LLC
WEBSTERGX HOLDCO LLC

By:	/s/ Stephen A. Welch

Name:	Stephen A. Welch

Title:	President

MALLINCKRODT LUX IP S.À R.L.
MALLINCKRODT QUINCY S.À R.L.
MALLINCKRODT WINDSOR S.À R.L.

By:	/s/ Adrian O’Sullivan

Name:	Adrian O’Sullivan

Title:	Director

[Signature Page to Supplemental Indenture No. 2]

MALLINCKRODT ARD HOLDINGS LIMITED

By:	/s/ Alasdair John Fenlon

Name:	Alasdair John Fenlon

Title:	Director

MALLINCKRODT PHARMA IP TRADING LIMITED

By:	/s/ Alasdair John Fenlon

Name:	Alasdair John Fenlon

Title:	Director

MALLINCKRODT PHARMACEUTICALS LIMITED in its capacity as a member of MALLINCKRODT UK FINANCE LLP

By:	/s/ Alasdair John Fenlon

Name:	Alasdair John Fenlon

Title:	Director

[Signature Page to Supplemental Indenture No. 2]

WILMINGTON SAVINGS FUND SOCIETY FSB, not in its individual capacity, but solely as Trustee

By:	/s/ Raye Goldsborough

Name:	Raye Goldsborough

Title:	Vice President

Acquiom Agency Services LLC, not in its individual capacity, but solely as Collateral Agent

By:	/s/ Beth Cesari

Name:	Beth Cesari

Title:	Senior Director

[Signature Page to Supplemental Indenture No. 2]